POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John B. Crowe and Steven Dean, and each of them, as such person’s attorney-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto him full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such person, or his agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ John B. Crowe John B. Crowe	Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2008
/s/ Steven G. Dean Steven G. Dean	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 17, 2008
/s/ Elizabeth J. Welter Elizabeth J. Welter	Vice-President and Chief Accounting Officer	June 17, 2008
/s/ George W. Bryan George W. Bryan	Director	June 17, 2008
/s/ R. Howard Cannon R. Howard Cannon	Director	June 17, 2008
/s/ Red Cavaney Red Cavaney	Director	June 17, 2008
/s/ David B. Ferraro David B. Ferraro	Director	June 17, 2008
/s/ Katherine Buckman Gibson Katherine Buckman Gibson	Director	June 17, 2008
/s/ Lewis E. Holland Lewis E. Holland	Director	June 17, 2008
/s/ Kristopher J. Matula Kristopher J. Matula	Director	June 17, 2008
/s/ Virginia Wetherell Virginia Wetherell	Director	June 17, 2008